Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form 10-Q of NCI, Inc. (the “Company”) for the fiscal quarter ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Charles K. Narang, Chairman and Chief Executive Officer, and Lucas J. Narel, Executive Vice President, Chief Financial Officer and Treasurer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2014	/s/ CHARLES K. NARANG
Charles K. Narang
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: July 31, 2014	/s/ LUCAS J. NAREL
Lucas J. Narel
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)
(Principal Accounting Officer)

A signed original of the written statement required by Section 906 has been provided to NCI, Inc. and will be retained by NCI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.